Exhibit 99.1

ASX ANNOUNCEMENT
20 February 2009

HeartWare International to List on NASDAQ

Framingham, MA and Sydney, Australia, 20 February 2009 – HeartWare International, Inc. (ASX: HIN) advises that its application to list its common shares on the NASDAQ Global Market (NASDAQ) has been approved. Trading will commence at 10.00am Eastern Standard Time on 24th February 2009.

Following the listing on NASDAQ, HeartWare will maintain dual listings, with common shares trading on NASDAQ under the symbol HTWR and Chess Depository Interests (CDIs) continuing to trade on the Australian Securities Exchange (ASX) under the symbol HIN.

As previously advised, security holders are able to convert between NASDAQ listed common shares and ASX listed CDIs on the basis that each common share can be converted into 35 CDIs, and vice versa. Security holders wishing to convert their holdings from one form of security to the other can do so by contacting the company’s share register (Computershare).

Given the ability for holders to exchange between HTWR and HIN, it is expected that the trading prices of the two forms of security will broadly track one another. That is, it is expected that the trading price of HTWR securities on NASDAQ should be approximately 35 times the trading price of HIN securities on ASX after allowing for the USD/AUD exchange rate.

U.S. Market Makers

In order to establish a trading market in the United States following the NASDAQ listing, J.P. Morgan, Cannaccord Adams and Lazard Capital Management will serve as HeartWare’s initial market makers. Analyst coverage has already commenced, with Lazard Capital Management, Summer Street Research Partners and Pacific Growth Equities having initiated research in recent months.

Capital Structure

HeartWare currently has 8,866,702 shares of common stock on issue. These are represented by 309,092,210 CDIs (being a ratio of one share of common stock to 35 CDIs). Following the listing on NASDAQ, it is expected that a number of investors, particularly those based in the United States, will migrate their holdings from Australia to the United States by exchanging their CDIs for common stock.

Approximately 80% of HeartWare’s shares are held by investors located in the United States. The Company’s four largest shareholders, Apple Tree Partners, Mr. Muneer Satter, Fidelity Investments and Deephaven Capital Management, together account for approximately 60% of HeartWare’s issued capital. The remaining 20% of US-owned stock is held by a relatively small number of primarily specialist healthcare funds.

ASX Announcement — 20 February 2009

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD™ pump, the only full-output pump designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

For further information:

www.heartware.com	US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare Limited	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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